Exhibit 107
Calculation of Filing Fee Tables
424B5
(Form Type)
Hecla Mining Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.25 per share (1)	Rule 457(c)	36,156,315 shares	$6.00 (2)	$216,937,890.00	0.00015310	$33,213.20	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$216,937,890.00		$33,213.20

	Total Fees Previously Paid							—

	Total Fee Offsets							$17,361.75

	Net Fee Due							$15,851.45

(1)
An indeterminate amount of the subject securities is being registered as may from time to time be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), also covered are any additional subject securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the subject securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of the subject securities.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock, par value $0.25 per share (“common stock”), of Hecla Mining Company (the “Company”) as reported on the New York Stock Exchange on February 7, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Hecla Mining Company	S-3ASR	333-262925	02/23/2022		$17,361.75	Equity	Common Stock, par value $0.25 per share	(1)	$187,289,711.70

Fee Offset Sources	Hecla Mining Company	S-3ASR	333-262925		02/23/2022 (1)						$17,361.75

(1)
Pursuant to the Registration Statement on Form
S-3
(File
No. 333-262925),
which was filed on February 23, 2022 (the “Prior Registration Statement”), the Company filed prospectus supplements on February 24, 2022 and February 15, 2024 (collectively, the “Prior Prospectus Supplements”). The Prior Prospectus Supplements related to the offer and sale of up to 60,000,000 shares of the Company’s common stock pursuant to an equity distribution agreement described therein. The filing fee paid with respect to such shares of the Company’s common stock was paid in connection with the filing of the Prior Registration Statement and was calculated in accordance with Rule 457(c), based on the average high and low sale prices of the Company’s common stock as reported on the New York Stock Exchange on February 18, 2022, which date was within five business days prior to the filing date of the Prior Registration Statement. The filing fee table filed as an exhibit to the Prior Registration Statement reflected a maximum aggregate offering price for the 60,000,000 shares of the Company’s common stock of $310,800,000. The Company sold 23,843,685 shares of its common stock under the Prior Registration Statement and the Prior Prospectus Supplements, leaving a balance of 36,156,315 unsold shares of the Company’s common stock, in respect of which the Company paid a filing fee of $17,361.75 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) in connection with the filing of the Prior Registration Statement. The Registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. The Registrant is applying the entirety of that $17,361.75 filing fee to this filing.